Exhibit 99.1

FOR IMMEDIATE RELEASE

iPCS AFFILIATES FILE SUIT AGAINST SPRINT NEXTEL OVER VIRGIN MOBILE TRANSACTION

Seeks to Enforce its Agreements and Enjoin Sprint Nextel’s Combination with Virgin Mobile

SCHAUMBURG, Ill. — September 14, 2009 - iPCS, Inc. (Nasdaq: IPCS), today announced that on September 10, 2009 a complaint was filed against Sprint Nextel Corp. (NYSE: S) (“Sprint”) by  three of its subsidiaries - iPCS Wireless, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC (collectively, “the iPCS Affiliates”).  The Complaint was filed in the Circuit Court of Cook County, Illinois. The iPCS Affiliates assert among other things, that:

•         Sprint Nextel’s consummation of the recently announced transaction with Virgin Mobile USA, Inc. (NYSE: VM) (“Virgin Mobile”), and its plan to compete against the iPCS Affiliates in their exclusive territories, will breach the iPCS Affiliates’ Management Agreements with Sprint (“Agreements”), under which Sprint or its Related Parties cannot compete against iPCS Affiliates in their exclusive service areas.

•         Currently, Virgin Mobile operates as a “reseller,” offering wireless products and services that use the nationwide Sprint network, including the iPCS Affiliates’ portions of that network in the iPCS Affiliates’ exclusive territories, in accordance with the Agreements.  However, upon completion of Sprint’s acquisition of Virgin Mobile, Sprint will be selling its own services to the public directly in competition with the iPCS Affiliates, thus violating those very same Agreements.

•         This is the third time in four years that Sprint has chosen to compete against the iPCS Affiliates in violation of Sprint’s  obligations under the Agreements.  The iPCS Affiliates have previously obtained judgments against Sprint in connection with Sprint’s acquisition of Nextel and are currently in litigation with Sprint over its Clearwire transaction.

The iPCS Affiliates are seeking to enforce the terms of the iPCS Affiliates’ Agreements with Sprint and are asking the Court for an injunction to enjoin the closing of the Virgin Mobile transaction until such transaction complies with the terms of the Agreements.

For a copy of the Company’s complaint, please see the related Form 8-K, which will be filed today with the Securities and Exchange Commission and can be found on www.sec.gov or on the Company’s website at www.ipcswirelessinc.com.

For a complete summary of the Company’s litigation with Sprint as it relates to Sprint’s Nextel and Clearwire transactions, please see the Company’s SEC filings, including its most recent Quarterly Report on Form 10-Q, which can be found on the Company’s website at www.ipcswirelessinc.com.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel Corporation with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), Central Illinois (Peoria, Springfield, Decatur, and Champaign) and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL).  As of June 30, 2009, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.6 million residents, and iPCS had approximately 710,200 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Certain statements in this press release that are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. The forward looking statements included in this press release could impact future events or our future financial condition or performance.  These forward-looking statements inherently involve certain risks and uncertainties, and are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual events to differ materially from those contemplated or anticipated in such forward-looking statements include, among others: appeals, proceedings or determinations by any judicial body with results or outcomes that differ from the rulings of the Courts referenced herein; or any other adverse results in outstanding litigation matters.  Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward looking statements.

CONTACTS

Judith Wilkinson / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449